Exhibit 99.1

NEWS RELEASE
Science 37 Holdings, Inc. Announces 1-for-20 Reverse Stock Split effective December 8, 2023

RESEARCH TRIANGLE PARK, N.C., December 5, 2023—Science 37 Holdings, Inc. (Nasdaq: SNCE) (“Science 37” or the “Company”), the clinical research industry-leading Metasite™, announced today that it will effect a 1-for-20 reverse stock split (“Reverse Stock Split”) of its outstanding common stock, par value $0.0001 per share (“Common Stock”), that will become effective on December 8, 2023, at 12:01 a.m., Eastern Time. Science 37’s Common Stock will continue to trade on The Nasdaq Capital Market (“Nasdaq”) under the existing symbol “SNCE” and will begin trading on a split-adjusted basis when the market opens on December 8, 2023. The new CUSIP number for the Common Stock following the Reverse Stock Split will be 808644207.

The Reverse Stock Split is part of the Company’s plan to regain compliance with the $1.00 minimum bid price requirement for maintaining its listing on Nasdaq. There is no guarantee the Company will meet the minimum bid price requirement.

At the Company’s Special Meeting of Stockholders held on November 29, 2023, the Company’s stockholders approved a proposal to authorize a reverse stock split of the Company’s Common Stock, at a ratio within the range of 1-for-5 to 1-for-30. The Company’s board of directors approved a 1-for-20 reverse split ratio, and on December 4, 2023, the Company filed a Certificate of Amendment to its Second Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split effective December 8, 2023.

As a result of the Reverse Stock Split, every 20 pre-split shares of Common Stock outstanding will become one share of common stock. The Reverse Stock Split will reduce the number of shares of Common Stock outstanding from approximately 119 million to approximately 6 million. Proportional adjustments also will be made to outstanding equity awards, and to the number of shares issued and issuable under the Company's stock incentive plans and certain existing agreements. The Reverse Stock Split will not change the par value of the Common Stock nor the authorized number of shares of Common Stock or preferred stock.

No fractional shares will be issued in connection with the Reverse Stock Split. All fractional shares will be rounded up to the nearest whole share. The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage interest in the Company’s equity (other than as a result of the rounding of shares to the nearest whole share in lieu of issuing fractional shares).

The Company’s transfer agent, Continental Stock Transfer & Trust Company, will serve as exchange agent for the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company’s Common Stock electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares via a broker, bank, trust or other nominee will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to such broker’s particular processes, and will not be required to take any action in connection with the Reverse Stock Split.
Additional information about the Reverse Stock Split can be found in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 27, 2023, which is available on the SEC’s website at www.sec.gov.

About Science 37
Science 37 Holdings, Inc.’s (Nasdaq: SNCE) mission is to accelerate clinical research by enabling universal trial access for patients. Through our Metasite™ we reach an expanded population beyond the traditional site, delivering on our goal of clinical research that works for everyone—with greater patient diversity. Patients gain the flexibility to participate from the comfort of their own homes, at their local community provider, or at a traditional site when needed. Our Metasite is powered by a proprietary technology platform with in-house medical and operational experts that drive uniform study orchestration, enabling greater compliance and high-quality data. To learn more, visit www.science37.com, or email science37@science37.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding the products offered by Science 37 and the markets in which it operates, and Science 37’s anticipated growth and profitability. These forward-looking statements generally are identified by the words “believe,” “can,” “could”, “seek”, “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “might”, “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the ability to maintain the listing of Science 37’s securities on The Nasdaq Stock Market LLC, (ii) volatility in the price of Science 37’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Science 37 operates, variations in performance across competitors, changes in laws and regulations affecting Science 37’s business, changes in its capital structure, and general economic and financial market conditions, including fluctuations in currency exchange rates, economic instability, and inflationary conditions, (iii) the ability to implement business plans, forecasts, and other expectations, and to identify and realize additional opportunities, (iv) the risk that Science 37 may never achieve or sustain profitability, (v) the risk that Science 37 will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all, (vi) failure to realize anticipated cost savings, and (vii) risks related to general economic and financial market conditions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Science 37’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 6, 2023 and in the other documents filed by Science 37 from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Science 37 assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Science 37 does not give any assurance that Science 37 will achieve its expectations.

MEDIA INQUIRIES:
Grazia Mohren
Science 37
PR@science37.com

INVESTOR RELATIONS:
Steve Halper
LifeSci Advisors
Investors@science37.com

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